Exhibit 10.3

GUARANTY AGREEMENT OF AFFILIATE GUARANTOR IN FAVOR OF THE UNITED STATES

( “Affiliate Guaranty”)

THIS AFFILIATE GUARANTY (this “Affiliate Guaranty”) is made as of April 27, 2020, by Matson, Inc., a Hawaii corporation (the “Affiliate Guarantor”), to and in favor of THE UNITED STATES OF AMERICA (the "United States"), represented by the Maritime Administrator of the Maritime Administration (the "Administrator"), pursuant to Chapter 537 of Title 46 of the United States Code (“Chapter 537”). Capitalized terms used herein, unless otherwise noted, have the respective meanings set forth in the Agreement, as hereinafter defined.

RECITALS:

A.        Matson Navigation Company, Inc., a Hawaii corporation (the "Shipowner") and the Administrator are parties to the Consolidated Agreement, Contract No. MA-14454, dated as of April 27, 2020 (the “Agreement”) and the other Transaction Documents;

B.         The Shipowner, in connection with the financing of the Vessels, on the date hereof, borrowed certain funds and created and authorized the issuance of the Note issued pursuant to the Note Purchase Agreement and the Administrator issued the Guarantee of the Note.

C.         The Shipowner has, in consideration of the issuance of the Guarantee, issued and delivered, the Administrator’s Note to the Administrator.

D.        The Affiliate Guarantor is directly and materially interested in the financial success of the Shipowner, and maintains significant business relationships with the Shipowner, and this Affiliate Guaranty may be expected to benefit, directly or indirectly, the Affiliate Guarantor.

E.         The Administrator has required this Affiliate Guaranty from the Affiliate Guarantor as an integral part of the consideration offered by or on behalf of the Shipowner as a condition of the Administrator's decision to enter into the Agreement and to issue the Guarantee, and the Affiliate Guarantor has entered into this Affiliate Guaranty for the purpose of guaranteeing the Shipowner’s obligations to the Administrator under the Agreement, the Administrator's Note, the Assignment of Construction Contract, the Assignment of Earnings, the Assignment of Insurances, and the Mortgage (each, a “Matson Guaranteed Document” and collectively, the “Matson Guaranteed Documents”).

NOW, THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Affiliate Guarantor hereby agrees as follows:

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1.         Guaranty.

a)         The Affiliate Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Administrator, regardless of the validity, regularity or enforceability of the Matson Guaranteed Documents, or the obligations thereunder, and regardless of any present or future law or order of any government or any agency thereof purporting to reduce, amend or otherwise vary any obligation of the Shipowner or to vary the terms of payment, (i) that the Shipowner will promptly perform and observe every term and condition in the Matson Guaranteed Documents to be performed or observed by the Shipowner, and (ii) that all amounts stated to be payable or which become payable under the Matson Guaranteed Documents to the Administrator and other amounts which may be owing by the Shipowner to the Administrator under the Matson Guaranteed Documents now or hereafter, will be promptly paid in full when due whether at maturity or earlier by reason of acceleration or otherwise or, if now due, when payment thereof shall be demanded by the Administrator, together with interest and any and all legal and other costs and expenses paid or incurred in connection therewith by the Administrator as provided for in the Matson Guaranteed Documents, and, in the case of an extension or renewal, in whole or in part, the same will be promptly paid in cash or performed when due according to such extension or renewal. This is an irrevocable, absolute, completed, and continuing guarantee of payment and performance, and not a guarantee of collection. The Affiliate Guarantor shall be required to make said payments and/or cause the Shipowner to perform such obligations upon receipt of a written notice from the Administrator which states that the Shipowner has not promptly, completely or effectively made said payments or performed such obligations and is in Default.  The failure of the Affiliate Guarantor to receive such a written notice or the failure of the Administrator to send said notice shall not relieve the Affiliate Guarantor of its obligations under this Affiliate Guaranty.  The Affiliate Guarantor shall immediately pay to the Administrator or its designee in immediately available funds such payments guaranteed herein.

b)         The Affiliate Guarantor hereby consents and agrees that its obligations under this Affiliate Guaranty will not be discharged by any act or omission to act of any kind by the Administrator or any other person or any other circumstances whatsoever (including, but not limited to, any extension, rearrangement or renewal with respect to any indebtedness or other obligation of the Shipowner with or without notice to the Affiliate Guarantor, any waiver of any right of the Administrator under the terms of the Administrator's Note, the Agreement, the Mortgage or this Affiliate Guaranty, any release of security, any transfer or assignment of rights or obligations accruing to the Administrator under the Administrator's Note, the Agreement, the Mortgage or this Affiliate Guaranty, any corporate reorganization, dissolution, merger, acquisition of or by or other alteration of the corporate existence or structure of the Shipowner or the Affiliate Guarantor, discharge of the Shipowner in bankruptcy, the invalidity, illegality or unenforceability of the Administrator's Note, the Agreement, the Mortgage or this Affiliate Guaranty or the absence of any action to enforce the obligations of the Shipowner) which might constitute a legal or equitable discharge of the Affiliate Guarantor; it being the intention of the Affiliate Guarantor that this Affiliate Guaranty be absolute, continuing and unconditional and the guarantee hereunder shall only be discharged by the payment in full of all sums or performance of the obligations so guaranteed hereunder.

c)         The Affiliate Guarantor hereby irrevocably and unconditionally waives, in each case to the extent permitted by law:  (i) notice of any of the matters referred to in this

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Affiliate Guaranty and any action by the Administrator in reliance thereon; (ii) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Affiliate Guarantor hereunder, including without limitations, any demand, protest, proof of notice of non-payment of all sums payable under the Administrator's Note or any notice of any failure on the part of the Shipowner to perform or comply with any covenant, term or obligations of any Transaction Document or other agreement to which it is a party; (iii) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or with respect to the Mortgage, the Agreement or the Administrator's Note; (iv) any requirement of diligence; (v) any requirement that the Shipowner be joined as a party to any proceedings for the enforcement of any provision of this Affiliate Guaranty or that the Administrator proceed against any other guarantor executing this Affiliate Guaranty or any other guaranty agreement; (vi) any and all defenses to payment hereunder, except the defense of payment or performance already made; (vii) presentment, demand, protest, notice of protest and dishonor, notice of intent to accelerate and notice of acceptance; and (viii) the right to require the Administrator to pursue any remedy in the Administrator's power whatsoever.

d)         The Affiliate Guarantor hereby agrees that this Affiliate Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of any sum hereby guaranteed is rescinded or must be otherwise restored or returned by the Administrator, upon the insolvency, bankruptcy or reorganization of the Shipowner, or otherwise, all as though such payment had not been made. The Affiliate Guarantor further agrees that if the maturity of any obligations guaranteed herein be accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Affiliate Guaranty without demand or notice to the Affiliate Guarantor.

e)         Any amount payable hereunder shall not be subject to any reduction by reason of any counterclaim, set-off, deduction, abatement or otherwise.

f)          The Affiliate Guarantor shall pay all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection with the enforcement of the obligations of the Affiliate Guarantor under this Affiliate Guaranty.

g)         The Administrator's Note, the Agreement, the Mortgage and the other Matson Guaranteed Documents may not, without the consent of the Affiliate Guarantor, be amended, modified or endorsed in a way that has the effect of increasing the obligations of the Affiliate Guarantor.

h)         The Administrator may enforce the Affiliate Guarantor’s obligations hereunder without in any way first pursuing or exhausting any other rights or remedies which the Administrator may have against the Shipowner or any other person, firm or corporation or against any security the Administrator may hold.

i)          After a Default by the Shipowner under the Matson Guaranteed Documents and during the continuation thereof or until all amounts payable to the Administrator pursuant to the Administrator’s Note and the other Matson Guaranteed Documents have been paid in full, whichever occurs sooner, the Affiliate Guarantor may not enforce any right to receive payment and may not accept any payment from the Shipowner under any right of

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subrogation the Affiliate Guarantor may have or be entitled to claim against the Shipowner pursuant to this Guarantee.

j)          In the event any action by the Shipowner, the management of the Shipowner, or by the Affiliate Guarantor results or would result in dissolution of the Shipowner pursuant to its Organizational Documents or governing law, the Affiliate Guarantor shall forthwith take all steps necessary to reform and reestablish the Shipowner.

2.         Administrator's Rights.  The Affiliate Guarantor authorizes the Administrator, without notice or demand and without affecting the Affiliate Guarantor’s liability hereunder, to take and hold security from any third party for the payment of this Affiliate Guaranty and/or any of the obligations guaranteed herein and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Administrator in his discretion may determine; and to obtain a guarantee of any of the obligations guaranteed herein from any one or more persons, corporations or entities whomsoever and at any time or times to enforce, waive, rearrange, modify, limit or release such other persons, corporations or entities from their obligations under such guarantees.

3.         Primary Liability.  It is expressly agreed that the liability of the Affiliate Guarantor for the payment of the obligations guaranteed herein shall be primary and not secondary.  The Affiliate Guarantor acknowledges that, now or at any time in the future, one or more additional parties has or may guarantee all or any portion of the obligations guaranteed under this Affiliate Guaranty under separate instrument.  The Affiliate Guarantor agrees that the duties, covenants, conditions, obligations and warranties of the Affiliate Guarantor in this Affiliate Guaranty shall be absolute and unconditional and shall be joint and several obligations with each such other guarantor and their respective heirs, executors, administrators, personal representatives, successors and assigns.

4.         Representations and Warranties.  The Affiliate Guarantor represents and warrants as follows:

a)         The Affiliate Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and has full power and authority (corporate, legal and other) to execute, deliver and carry out the terms of this Affiliate Guaranty;

b)         This Affiliate Guaranty has been duly authorized, executed and delivered by the Affiliate Guarantor and constitutes the legal, valid and binding obligation of the Affiliate Guarantor enforceable against the Affiliate Guarantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights in general and to the availability of equitable remedies; and

c)         The execution, delivery and performance by the Affiliate Guarantor of this Affiliate Guaranty does not require the approval or consent of its shareholders or members or of any governmental authority and does not contravene the Affiliate Guarantor’s formation documents or any mortgage, indenture or other agreement binding upon it, or any law, regulation, order, judgment or decree applicable to the Affiliate Guarantor.

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5.         Continuing Guarantee.  This Affiliate Guaranty is a continuing guarantee of payment and collectability and shall:

a)         Remain in full force and effect so long as any obligation of the Shipowner to the Administrator referred to herein exists;

b)         Be binding upon the Affiliate Guarantor, its successors and assigns;

c)         Be executed and issued for the sole and exclusive benefit of the United States, and no other party shall be permitted to claim any benefit, direct or indirect, therefrom.  This Affiliate Guaranty is not assignable by the Affiliate Guarantor, and any assignment thereof shall be null and void and have no legal effect whatsoever; and

d)         Inure to the benefit of, and be enforceable by the Administrator, and his or her successors and assigns.

6.         Default.  A default under the terms of this Affiliate Guaranty shall be deemed to occur if the Affiliate Guarantor fails to make any payments or perform any obligations guaranteed hereunder in accordance with the terms hereof.

7.         Notices.  Except as otherwise provided in this Affiliate Guaranty or by Chapter 537, all notices, requests, demands, directions, consents, waivers, approvals or other communications hereunder must be in writing and may be made or delivered in person or by registered or certified mail, postage prepaid, or by electronic or facsimile transmission with confirmation, addressed to the party at the following United States addresses, or at such other United States address as such party shall advise each other party by notice in accordance with this Section, and shall be effective upon receipt by the addressee thereof:

Affiliate Guarantor:	Matson, Inc. 555 12th Street Oakland, California 94607 Attention: Law Department Email: pheilmann@matson.com Fax number: (510) 628-7331
With a copy to:	Matson, Inc. 555 12th Street Oakland, California 94607 Attention: Treasurer Email: bbowler@matson.com Fax number:
Administrator:	Maritime Administration 1200 New Jersey Ave, SE Washington, D.C. 20590 Attention: Office of Marine Financing Email Address: marinefinancing@dot.gov Facsimile No. (202) 366-7901

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8.         Amendments and Supplements.  No agreement shall be effective to change or modify, supplement, amend or discharge in whole or in part this Affiliate Guaranty unless such agreement is in writing, signed by the Affiliate Guarantor and the Administrator.

9.         Governing Law.  This Affiliate Guaranty shall be governed by the federal law of the United States of America, including federal common law, or in the absence of applicable federal law, by the laws of the Governing Law State.

10.       Counterparts.  This Affiliate Guaranty may be executed in one or more counterparts.  All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, this Affiliate Guaranty has been executed on the day and year first above written.

AFFILIATE GUARANTOR		(SEAL) Attest:

By:	/s/ Joel M. Wine	By:	/s/ Rachel C. Lee
Name:	Joel M. Wine	Name:	Rachel C. Lee
Title:	Senior Vice President and Chief Financial Officer	Title:	Corporate Secretary

[Signature Page to Affiliate Guaranty]

Relating to Contract No. MA-14454